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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF WALBRO CORPORATION

NAME OF SUBSIDIARY                           JURISDICTION
------------------                           ------------
971143 Ontario Inc.                          Ontario, Canada
Auburn Diecast Corporation                   Michigan
Fujian Hualong Caburetor Co., Ltd.           People's Republic of China
Mutual Walbro P. Ltd.                        India
Sharon Manufacturing Company                 Michigan
TDD S.r.1.                                   Italy
Tianjin Walbro Industries, Ltd.              People's Republic of China
Tucson Precision Products                    Delaware
U.S. Coexcell, Inc.                          Ohio
Walbro Asia Pacific                          Japan
Walbro Automotive A.S.                       Norway
Walbro Automotive Argentina                  Argentina
Walbro Automotive do Brasil Ltda.            Brazil
Walbro Automotive Corporation                Delaware
Walbro Automotive Europe S.A.                France
Walbro Automotive FSC, Inc.                  U.S. Virgin Islands
Walbro Automotive GmbH                       Germany
Walbro Automotive Limited                    Great Britian
Walbro Automotive N.V.                       Belgium
Walbro Automotive S.A.                       France
Walbro Automotive S.A.                       Spain
Walbro Capital Pte. Ltd.                     Republic of Singapore
Walbro Capital Trust                         Delaware
Walbro ECU Corporation, s.a.                 Luxembourg
Walbro Engine Management Corporation         Delaware
Walbro GmbH                                  Germany
Walbro Japan, Inc.                           Japan
Walbro Investment Inc.                       Michigan
Walbro Korea, Ltd.                           Republic of Korea
Walbro de Mexico, S.A. de C.V.               Mexico
Walbro Netherlands B.V.                      Netherlands
Walbro Singapore Pte. Ltd.                   Republic of Singapore
Walbro Tucson Corporation                    Delaware
Whitehead Engineered Products, Inc.          Delaware